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                                                                       Exhibit 5

                             McDermott, Will & Emery
                              50 Rockefeller Plaza
                            New York, New York 10020

                                                            May 12, 1998

KTI, Inc.
7000 Boulevard East
Guttenberg, New Jersey 07093

      Re: Resale of up to an aggregate of (i) 856,000 shares of Series B Convertible Exchangeable Preferred Stock, no par value (the "Series B Preferred Stock"), of KTI, Inc., a New Jersey corporation (the "Company"), (ii) 1,861,104 shares of common stock, no par value (the "Common Stock"), of the Company issuable upon conversion of the Series B Preferred Stock (the "Conversion Shares"), and (iii) $21,397,000 aggregate principal amount of 8 3/4% Convertible Subordinated Notes of the Company (the "Exchange Notes").

Ladies and Gentlemen:

            We have acted as your special counsel in connection with the preparation and filing of a Registration Statement on Form S-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of the above-captioned securities, which, in the case of the Conversion Shares, may be issued upon the conversion of Series B Preferred Stock, and, in the case of the Exchange Notes, may be issued in exchange for the Series B Preferred Stock, and, in each case, then offered for sale from time to time by selling shareholders.

            In arriving at the opinions expressed below we have examined the Registration Statement, the Series B Preferred Stock, the form of indenture relating to the Exchange Notes (the "Indenture"), and such other documents as we have deemed necessary to enable us to express the opinions hereinafter set forth. We have also reviewed such questions of law as we considered necessary or appropriate for the purposes of such opinions. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our
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KTI, Inc.
May 12, 1998
Page 2

examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to as copies, and the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

            Members of our firm are admitted to the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and, to the extent specifically referred to herein, the New Jersey Business Corporation Act (the "NJBCA"), and the Federal laws of the United States of America. While we are not licensed to practice law in the State of New Jersey, we have reviewed applicable provisions of the NJBCA as we have deemed appropriate in connection with the opinions expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to New Jersey Law.

            Based upon and subject to the foregoing, we are of the opinion that:

                  1. The shares of the Series B Preferred Stock are, and the Conversion Shares, when issued in accordance with the terms of the Series B Preferred Stock, will be, legally issued, fully paid and non-assessable.


                  2. The Exchange Notes when issued in exchange for, and in accordance with the terms of the Series B Preferred Stock and the Indenture, will be legal, valid and binding obligations of the Company.


            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,


                                    /s/ McDermott, Will & Emery